Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS OF

WIRELESS TELECOM GROUP, INC.

(A New Jersey Corporation)

(as amended and restated as of April 7, 2020)

Article I

OFFICES

1. Registered Office and Agent. The registered office of the Corporation in the State of New Jersey is at 25 Eastmans Road, Parsippany, New Jersey, 07054. The registered agent of the Corporation at such office is Michael Kandell.

2. Principal Place of Business. The principal place of business of the Corporation is 25 Eastmans Road, Parsippany, New Jersey, 07054.

3. Other Places of Business. Branch or subordinate places of business or offices may be established at any time by the Board at any place or places where the Corporation is qualified to do business.

Article II

SHAREHOLDERS

1. Annual Meeting. The annual meeting of shareholders shall be held upon not less than ten (10) nor more than sixty (60) days’ written notice of the time, place and purposes of the meeting at 10 o’clock a.m. on the 15th day of the month of May of each year or at such other time and place as designated by the Board and specified in the notice of meeting, in order to elect directors and transact such other business as may properly come before the meeting. If that date is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day. The Board may, in its sold discretion, determine that a meeting of shareholders shall not be held at any place but instead be held solely by means of remote communication (a “virtual” meeting), or be held at a place with shareholders participating in the meeting by means of remote communication (a “hybrid” meeting), each as authorized by New Jersey Business Corporation Act Section 14A:5-1 or successor statutory provision.

2. Special Meetings. A special meeting of shareholders may be called for any purpose by the chief executive officer or the Board. A special meeting shall be held upon not less than ten (10) nor more than sixty (60) days’ written notice of the time, place and purposes of the meeting.

3. Action Without Meeting. The shareholders may act without a meeting if, prior or subsequent to such action, each shareholder who would have been entitled to vote upon such action shall consent in writing to such action. Such written consent or consents shall be filed in the minute book. However, owners of non-voting shares must either consent or be notified in accordance with New Jersey Business Corporation Act 14A:5-6 in the case of mergers, consolidations or sales of substantially all assets.

4. Quorum. The holders of a majority in interest of all the stock of the Corporation, entitled to vote thereat and present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders; but, if there be less than a quorum represented at any such meeting, a majority in interest so represented may adjourn the meeting from time to time.

5. Voting and Inspectors. At all meetings of the shareholders every registered owner of shares entitled to vote may vote in person or by proxy, and each holder of shares of common stock shall have one vote for every such share standing in such holder’s name on the books of the Corporation. Prior to such meetings the Board shall appoint one or more Inspectors of Election, who shall first subscribe an oath to execute faithfully the duties of Inspector at such meeting with impartiality and according to the best of their ability, and who shall take charge of the polls, and after the balloting, shall make a certificate of the result of the vote taken; but no candidate for the office of Director shall be appointed as such Inspector.

6. Notification of Proposed Business. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, at any annual meeting of the shareholders of the Corporation, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board or (b) by any shareholder of the Corporation who complies with the procedures set forth in this Section 6. For business properly to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made. To be in proper written form, a shareholder’s notice to the secretary shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation (including derivative positions) which are beneficially owned by the shareholder and its affiliates, (d) any material interest of the shareholder in such business, and (e) a representation as to whether such shareholder intends or is part of a group that intends to (X) deliver a proxy statement and/or (Y) otherwise to solicit proxies from shareholders in support of such proposal. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 6. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6, and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice thereof.

Notwithstanding the foregoing provisions of this Section 6, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 6, provided, however, that any references in these By-Laws to the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to any other business to be considered pursuant to this Section 6, and compliance with Section 6 shall be the exclusive means for a shareholder to make submit other business other than as provided in the next sentence. Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 6 shall be deemed satisfied by a shareholder if such shareholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended, and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of shareholders.

Article III

BOARD OF DIRECTORS

1. Number and Term of Office. The business, property and concerns of the Corporation shall be managed and controlled by the Board, and each Director shall serve for the term for which elected or until such time as a successor shall have been duly chosen and shall have qualified. The Board shall consist of up to nine (9) members, fixed from time to time by a majority vote of the whole Board, subject to the rights of the holders of any class or series of Preferred Stock then outstanding; provided, no decrease in the number of Directors shall shorten the term of any incumbent Director.

2. Regular Meetings. A regular meeting of the Board shall be held without notice immediately following and at the same place as the annual shareholders’ meeting for the purposes of electing officers and conducting such other business as may come before the meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.

3. Special Meetings. A special meeting of the Board may be called at any time by the chairman or by two directors for any purpose. Such meeting shall be held upon two (2) days’ notice if given orally (either by telephone or in person), or by email or facsimile transmission, or by four (4) days’ notice if given by depositing the notice in the United States mails, postage prepaid. Such notice shall specify the time and place of the meeting. Notice of any meeting of the Board may be waived in writing by any Director either before or after the time of such meeting; and at any meeting at which every Director shall be present, even though without any notice, any business may be transacted.

4. Action Without Meeting. The Board may act without a meeting if, prior or subsequent to such action, each member of the Board shall consent in writing to such action. Such written consent or consents shall be filed in the minute book.

5. Quorum. A majority of the entire Board shall constitute a quorum for the transaction of business; but, if there be less than a quorum present at any meeting of the Board, the Directors present may adjourn the meeting from time to time.

6. Vacancies in the Board of Directors. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, whenever any vacancy shall occur in the Board by death, resignation or otherwise, it shall be filled by a majority vote of the Directors then in office, though less than a quorum, but any such Director so elected shall hold office only until the next succeeding annual meeting of shareholders or until his or her successor shall have been elected and qualified.

7. Committees. The Board may from time to time appoint from among its members, committees with such powers and functions as the Board may delegate and specify. The quorum requirements and other rules of procedure for committees of the Board shall be determined by resolution of the Board of Directors.

8. Nominations. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, only persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible for election as Directors of the Corporation. Nominations of persons for election to the Board of the Corporation may be made at an annual meeting of shareholders (a) by or at the direction of the Board or (b) by any shareholder of the Corporation entitled to vote for the election of Directors at such annual meeting who complies with the procedures set forth in this Section 8. All nominations by shareholders shall be made pursuant to timely notice in proper written form to the secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made. To be in proper written form, such shareholder’s notice shall set forth in writing (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such shareholder and (ii) the class and number of shares of the Corporation (including derivative positions) which are beneficially owned by such shareholder and its affiliates, and (c) a representation as to whether such shareholder intends or is part of a group that intends to (X) deliver a proxy statement and/or (Y) otherwise to solicit proxies from shareholders in support of such nomination. At the request of the Board, any person nominated by the Board for election as a Director shall furnish to the secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions of this Section 8, and, if he should so determine, he shall so declare to the meeting and any such nomination not properly brought before the meeting shall not be transacted.

Article IV

WAIVERS OF NOTICE

Any notice required by these by-laws, by the certificate of incorporation, or by the New Jersey Business Corporation Act may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before or after the event with respect to which notice is waived. Each director or shareholders attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.

Article V

OFFICERS

1. Election. At its regular meeting following the annual meeting of shareholders, the Board shall elect a chief executive officer, a president, a treasurer, a secretary, and it may elect such other officers, including one or more vice presidents, as it shall deem necessary, and may elect assistants thereto and senior and executive vice presidents. One person may hold two or more offices.

2. Duties and Authority of Chief Executive Officer. Subject only to the authority of the Board, the chief executive officer shall have general charge and supervision over, and responsibility for, the business and affairs of the Corporation. Unless otherwise directed by the Board, all other officers shall be subject to the authority and supervision of the chief executive officer. He or she may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board. He or she shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation. The chief executive officer may hold such other offices of the Corporation as shall be designated by the Board.

3. Duties and Authority of President. Subject only to the authority of the Board and the chief executive officer of the Corporation, the president shall have general charge and supervision over, and responsibility for, the business and affairs of its officers, agents and employees. He or she may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the chief executive officer or the Board. He or she shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation who is subject to the authority of the chief executive officer. The president may hold such other offices of the Corporation as shall be designated by the Board.

4. Duties and Authority of Vice President. The vice president shall perform such duties and have such authority as from time to time may be delegated to him by the chief executive officer, the president, or by the Board.

5. Duties and Authority of Treasurer. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The treasurer shall perform such other duties and possess such other powers as are incident to the office or as shall be assigned by the chief executive officer, the president or the Board.

6. Duties and Authority of Secretary. The secretary shall cause notices of all meetings to be served as prescribed in these by-laws and shall keep or cause to be kept the minutes of all meetings of the shareholders and the Board. The secretary shall have charge of the seal of the Corporation. The secretary shall perform such other duties and possess such other powers as are incident to that office or are as assigned by the chief executive officer, the president or the Board.

7. Duties and Authority of Assistant and Other Officers. Assistants to any of the officers named above, if appointed, shall perform such duties as shall be assigned by such officer to whom he or she has been named an assistant. The duties and authority of senior and executive vice presidents shall be determined by the Board.

Article VI

SHARES, ETC.

1. Shares of Stock. Shares of capital stock of the Corporation may be certificated or uncertificated, as provided under the New Jersey Business Corporation Act. Each holder of shares of stock of the Corporation shall be entitled to have a certificate, upon request, in such form as shall be approved by the Board, certifying the number of shares of the Corporation owned by him. The certificates representing shares of stock shall be signed in the name of the Corporation by the Chairman of the Board, the chief executive officer, the president or a vice-president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or is registered by a registrar other than the Corporation or one if its employees, the signature of the officers of the Corporation upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue.

2. Books of Account and Record of Shareholders. The books and records of the Corporation may be kept at such places within or without the State of incorporation as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the secretary or by any other officer or agent designated by the Board of Directors.

3. Transfer of Shares. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these by-laws. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation, and in the case of certificated shares of stock, only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary or with a transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of shareholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such shareholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interesting any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

4. Regulations. The Board may make such additional rules and regulations, not inconsistent with these by-laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

5. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing the shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen, or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of incorporation.

6. Fixing of Record Date. In order that the Corporation may determine the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Article VII

INDEMNIFICATION OF DIRECTORS AND OTHERS

1. Indemnification. The Corporation shall indemnify to the full extent from time to time permitted by law any present, former or future director or officer (“Corporate Agent”) made, or threatened to be made, a party to, or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative, investigative, or of any other kind, including by or in the right of the Corporation (“Proceeding”), by reason of the fact that such person is or was a Corporate Agent of the Corporation or any subsidiary of the Corporation or, while serving as a Corporate Agent of the Corporation or any subsidiary of the Corporation, serves or served another enterprise (including, without limitation, any sole proprietorship, association, corporation, partnership, joint venture or trust), whether or not for profit, at the request of the Corporation as a director, officer, employee or agent thereof (including service with respect to any employee benefit plan of the Corporation or any subsidiary of the Corporation), against expenses (including attorneys’ fees), judgments, fines, penalties, excise taxes and amounts paid in settlement, actually and reasonably incurred by such person in connection with such Proceeding or any appeal therein. No indemnification pursuant to this Article VII shall be required with respect to any settlement or other non-adjudicated disposition of any threatened or pending Proceeding unless the Corporation has given its prior consent to such settlement or other disposition.

2. Expenses. Expenses incurred in connection with a Proceeding shall be paid by the Corporation for any Corporate Agent of the Corporation in advance of the final disposition of such Proceeding promptly upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.

3. Not Exclusive. The foregoing indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which any person indemnified may be entitled. The rights provided to any person by this Article VII shall be enforceable against the Corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a Corporate Agent. No elimination of or amendment to this Article VII shall deprive any person of rights hereunder arising out of alleged or actual occurrences, acts or failures to act occurring prior to such elimination or amendment. The rights provided to any person by this Article VII shall inure to the benefit of such person’s legal representative and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VII, whether arising from acts or omissions occurring before or after such adoption.

Article VIII

AMENDMENTS TO AND EFFECT OF BY-LAWS; FISCAL YEAR

1. Force and Effect of By-laws. These by-laws are subject to the provisions of the New Jersey Business Corporation Act and the Corporation’s certificate of incorporation, as it may be amended from time to time. If any provision in these by-laws is inconsistent with a provision in that Act or the certificate of incorporation, the provision of that Act or the certificate of incorporation shall govern.

2. Amendments to By-laws. These by-laws may be altered, amended or repealed by the shareholders or the Board. Any by-law adopted, amended or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting such by-law expressly reserves to the shareholders the right to amend or repeal it.

3. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year.

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